Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
China Healthcare Acquisition Corp.
We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated June 30, 2006 on the financial statements of China Healthcare Acquisition Corp.as of June 15, 2006 and for the period from June 7, 2006 (inception) to June 15, 2006 which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
July 10, 2006